SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                          Capital Southwest Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         5)       Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                  --------------------------------------------------------------
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                  --------------------------------------------------------------
         3)       Filing Party:

                  --------------------------------------------------------------
         4)       Date Filed:

                                                                    June 6, 2003


To the Shareholders of Capital Southwest Corporation:

         The Annual Meeting of Shareholders of our Corporation will be held on Monday, July 21, 2003, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

         A Notice of the Annual Meeting, a proxy and a proxy statement containing information about matters to be acted upon are enclosed. Holders of Common Stock are entitled to vote on the basis of one vote for each share held. If you attend the Annual Meeting, you retain the right to vote in person even though you previously voted by the enclosed proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the proxy statement and sign, date and return the enclosed proxy at your earliest convenience. I look forward to meeting with you and, together with our directors and officers, discussing the Corporation's business. I hope you will be present.

                                Very truly yours,


                                /s/ William R. Thomas
                                ---------------------
                                William R. Thomas
                                President and Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 2003

To the Shareholders of Capital Southwest Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Capital Southwest Corporation, a Texas corporation (the "Corporation"), will be held on Monday, July 21, 2003, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment by the Audit Committee of Ernst & Young LLP as independent auditors for the Corporation.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of Common Stock of the Corporation of record at the close of business on June 2, 2003 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.


         If you do not expect to attend in person, please sign, date and return the proxy in the enclosed envelope. No postage is required for mailing in the United States.



                                       By Order of the Board of Directors
                                       SUSAN K. HODGSON
                                       Secretary
Dallas, Texas
June 6, 2003

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 21, 2003

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation, of proxies to be voted at the annual meeting of shareholders to be held on July 21, 2003 or any adjournment thereof. The date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about June 6, 2003.


                             PURPOSES OF THE MEETING


         The Annual Meeting of the Shareholders is to be held for the purposes of (1) electing five persons to serve as directors of the Corporation until the next annual meeting of shareholders, or until their respective successors shall be elected and qualified; (2) ratifying the appointment by the Audit Committee of Ernst & Young LLP as independent auditors for the Corporation; and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of common stock entitled to vote and represented at the annual meeting. In order to ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation for the year ending March 31, 2004, the ratification proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

                              VOTING AT THE MEETING

         The record date for holders of common stock entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on June 2, 2003, at which time the Corporation had outstanding and entitled to vote at the meeting 3,829,051 shares of common stock.

         The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of common stock held in its name at the close of business on the record date. Shareholders who are present, in person or by proxy, but abstain from voting on any item will be counted as present at the meeting, but not voting on any such item. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons nominated as directors and FOR the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification. As to any other matter or business which may be properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke its proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.


                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of common stock of the Corporation as of May 1, 2003 by (1) each person, so far as is known to the management of the Corporation, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission ("SEC")) of more than 5% of the outstanding common stock, (2) each executive officer listed in the Summary Compensation Table, (3) each director of the Corporation, and (4) all directors and executive officers of the Corporation as a group. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

          Name and Address                          Shares Owned        Percent
         of Beneficial Owner                        Beneficially        of Class
         -------------------                        ------------        --------

         William R. Thomas
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230....................... 962,022  (1)(2)(3)    25.1%

         Third Avenue Management LLC
         622 Third Avenue, 32nd Floor
         New York, New York 10017.................. 372,897  (4)           9.7

         Artisan Partners Limited Partnership
         1000 North Water Street #1770
         Milwaukee, Wisconsin  53202............... 334,103  (5)           8.7

          Name and Address                          Shares Owned         Percent
         of Beneficial Owner                        Beneficially        of Class
         -------------------                        ------------        --------

         Gary L. Martin
         12900 Preston Rd., Suite 700
         Dallas, Texas  75230...................... 226,124  (2)(3)        5.9

         First Manhattan Company
         437 Madison Avenue
         New York, New York  10022................. 208,212  (6)           5.4

         Patrick F. Hamner......................... 132,958  (2)(3)        3.5

         Graeme W. Henderson.......................   4,700  (7)           0.1

         James M. Nolan............................   4,000                0.1

         William M. Ashbaugh.......................   1,500  (3)           -

         John H. Wilson............................   1,000                -

         All directors and executive officers
         as a group (8 persons)....................1,126,363 (8)          29.1

-----------
(1) Mr. Thomas has sole voting and investment power with respect to 611,660 shares, which include 75,948 shares owned by his two children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr.
         Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas
         Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

(2) Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of the Corporation and its wholly-owned portfolio companies owning 256,218 shares, with the power as trustee to vote such shares. Mr. Thomas also participates in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for employees of the Corporation and certain wholly-owned portfolio companies of the Corporation. Accordingly, Mr. Thomas has shared voting and investment power with respect to the 344,362 shares, representing 9.0% of the outstanding common stock of the Corporation, owned by the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 344,362 shares, which are included in the shares beneficially owned by Mr. Thomas.

         Mr. Martin serves as trustee, with Mr. Thomas, of one of the aforementioned trusts owning 31,711 shares and participates in the power to direct the trustees in the voting of 88,144 shares owned by the other aforementioned trust. Accordingly, Mr. Martin has shared voting and investment power with respect to the 119,855 shares. Under the rules and regulations of the SEC, Mr. Martin is deemed to be the beneficial owner of such 119,855 shares, which are included in the shares beneficially owned by Mr. Martin. Of the shares owned by a trust pursuant to the aforementioned employee stock ownership plans, 4,064 were allocated to Mr. Martin, all of which were vested.

         Mr. Hamner, with Messrs. Thomas and Martin, participates in the power to direct the trustees in the voting of 88,144 shares owned by one of the aforementioned trusts. Under the rules and regulations of the SEC, Mr. Hamner is deemed to be the beneficial owner of such 88,144 shares, which are included in the shares beneficially owned by Mr. Hamner.

(3) Includes 1,500, 19,750, 14,000 and 6,000 shares subject to immediately exercisable stock options held by Messrs. Ashbaugh, Hamner, Martin and Thomas, respectively.

(4) As reported to the Corporation by Third Avenue Management LLC, Third Avenue or Martin J. Whitman, individually, had shared voting and dispositive power with respect to none of such shares, sole voting power with respect to 365,427 shares and sole dispositive power with
         respect  to  372,897   shares  by   reasons  of   advisory   and  other
         relationships with the persons who own the shares. Third Avenue and Martin J. Whitman beneficially own 348,653 and 24,244, respectively, of such shares.

(5) As reported to the Corporation by Artisan Partners Limited Partnership, Artisan Partners or Artisan Investment Corporation or Andrew A. Ziegler, individually, or Carlene Murphy Ziegler, individually, had sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to 334,103 shares by reasons of advisory and other relationships with the persons who own the shares. Artisan Partners is an investment adviser; Artisan Investment is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment.

(6) As reported to the Corporation by First Manhattan Co., First Manhattan had sole voting and dispositive power with respect to 1,000 shares, shared voting power with respect to 196,987 shares and shared dispositive power with respect to 207,212 shares by reasons of advisory and other relationships with the persons who own the shares.

(7) Includes 1,500 shares held by a retirement trust for the benefit of Mr. Henderson.

(8) Includes (a) the shares owned by the partnership and trusts referred to in notes (1) and (2), respectively, to the above table, (b) 43,250 shares subject to immediately exercisable stock options (including those referred to in note (3) to the above table), (c) 1,500 shares held in a retirement trust for the benefit of Mr. Henderson and (d) 75,948 shares owned by immediate family members of Mr. Thomas.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Five directors are proposed to be elected at the meeting to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified. Each of the named persons currently serves as a director of the Corporation.


Nominees for Director
                                                                                          Other
                                          Term of                Principal            Directorships
                       Position(s)      Office and             Occupation(s)         Held by Director
                        held with        Length of              During Past            or Nominee
    Name and Age          Fund          Time Served               5 Years             for Director
--------------------  ----------        -----------         -------------------      ----------------
Graeme W. Henderson     Director        One year;           Self-employed as
Age 69                                  director since      a private investor
                                        1976                and consultant

James M. Nolan          Director        One year;           Self-employed as
Age 69                                  director            a private investor
                                        since 1980          and consultant to the
                                                            telecommunications
                                                            industry

John H. Wilson          Director        One year;           President of U.S. Equity    Encore Wire
Age 60                                  director since      Corporation, a venture      Corporation and
                                        1988                capital investment firm     Palm Harbor
                                                                                        Homes, Inc.

The following directors, who are officers of the Corporation, are "interested persons" as defined in the Investment Company Act.

Gary L. Martin          Vice President  One year;           President of The
Age 56                  and Director    Vice President      Whitmore Manufacturing
                                        since 1984 and      Company and Vice
                                        director since      President of the
                                        1988                Corporation

William R. Thomas       President and   One year;           President and               Alamo Group
Age 74                  Chairman of     President since     Chairman of the Board       Inc., Encore Wire
                        the Board       1980, Chairman                                  Corporation, and
                                        since 1982 and                                  Palm Harbor
                                        director since 1972                             Homes, Inc.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation has established an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. As provided in the Amended and Restated Audit Committee Charter attached hereto as Exhibit A, the Audit Committee represents the Board of Directors in fulfilling its responsibility to shareholders relating to: the integrity of the Corporation's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the

Corporation's independent auditors; the independent auditors' qualifications and independence; and the Corporation's compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting. The Audit Committee engages the independent auditors, subject to ratification by the Corporation's shareholders, and approves the fee and scope of audit and non-audit services. The Compensation Committee periodically reviews and approves the compensation, employee benefit plans and other fringe benefits paid to or provided for officers and employees of the Corporation; reviews and approves the annual salaries and bonuses of the chief executive officer and other officers and key employees of the Corporation, including any stock options granted to such officers or key employees; and reviews and recommends to the Board of Directors the fees for directors of the Corporation. The Compensation Committee also reviews and approves the compensation of the chief executive officers of certain wholly-owned portfolio companies of the Corporation. The Corporation does not have a Nominating Committee.

         Messrs. Graeme W. Henderson, James M. Nolan and John H. Wilson are presently members of both the Audit and Compensation Committees. During the fiscal year of the Corporation ended March 31, 2003, six meetings of the Board of Directors were held. In addition, two meetings (including one telephone meeting) of the Compensation Committee and three meetings of the Audit Committee were held. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served.

         All three members of both the Audit Committee and the Compensation Committee are independent as defined by Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards and Section 301 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley").

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of three members of the Corporation's Board of Directors. Each member is an independent director as required by Sarbanes-Oxley and Nasdaq. In addition, the Board of Directors has determined that Graeme W. Henderson is an Audit Committee Financial Expert as defined by SEC rules. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, which the Board of Directors adopted on May 27, 2003. A copy of the Amended and Restated Audit Committee Charter is attached hereto as Exhibit A.
                                        ---------

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of the valuation of restricted securities and other significant judgments; and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors (KPMG LLP), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors (KPMG LLP) the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee discussed with the independent auditors (KPMG
LLP) the auditors' independence from management and the Corporation, including the matters in the written disclosures and letter received from the independent auditors (KPMG LLP) as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discussed with the Corporation's independent auditors (KPMG LLP) the overall scope and plans for their audit. The Audit Committee also met with the independent auditors (KPMG LLP), with and without management present, to discuss the results of their audit, their evaluation of the Corporation's internal controls and the overall quality of the Corporation's financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC.

         On April 24, 2003, the Audit Committee voted unanimously to dismiss KPMG LLP and, subject to ratification by the Corporation's shareholders, to appoint Ernst & Young LLP to serve as the Corporation's independent auditors for the fiscal year ending March 31, 2004.

                                         Audit Committee
                                         Graeme W. Henderson, Chairman
                                         James M. Nolan
                                         John H. Wilson

                      REPORT OF THE COMPENSATION COMMITTEE

         The goals of the Corporation's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the success of the Corporation's investment management activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the recommendations of the Corporation's chief executive officer and the Compensation Committee's perception of each executive's contribution to both the past performance and the long-term growth potential of the Corporation. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the Stock Option Plan and contributions pursuant to the Employee Stock Ownership Plan.

         Base salaries were determined by the Compensation Committee in July 2002 for each of the executive officers on an individual basis, taking into consideration individual contributions to the Corporation's performance, length of tenure with the Corporation, compensation levels for comparable positions and internal equities among positions. In addition to base salaries, certain executive officers received bonus payments in March 2003, the amounts of which were determined by the Compensation Committee on a discretionary basis.

         In July 2002, the Compensation Committee established the base salary of the Corporation's chief executive officer, William R. Thomas, at $250,000 per annum, a continuation of the level established in July 1993. At Mr. Thomas' request, he was not awarded a year-end bonus in March 2003 or in the two preceding years.

         No stock options were granted during the fiscal year ended March 31, 2003. On that date, options to purchase a total of 82,500 shares were outstanding, representing a 2.1% fully-diluted equity interest.

         An additional equity incentive is provided by the Corporation's Employee Stock Ownership Plan, to which the Corporation contributed 5.0% of each participating employee's covered compensation for the fiscal year ended March 31, 2003.

                                         Compensation Committee
                                         James M. Nolan, Chairman
                                         Graeme W. Henderson
                                         John H. Wilson

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not an employee of the Corporation receives an annual fee of $16,000 for service as a director and $6,000 for service as chairman of a committee of the Board of Directors. In addition, a director who is not an employee of the Corporation receives $1,000 for each directors' meeting attended (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees. Directors' meetings are normally held on a quarterly basis.

Compensation Committee Interlocks and Insider Participation

         None of the Corporation's executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Corporation's Board of Directors.


Summary Compensation Table

         The following table sets forth summary information regarding the compensation (excluding Mr. Thomas' retirement benefit described on page 13) earned by or paid to William R. Thomas, President and Chairman of the Board;
Gary L. Martin, Vice President;  Patrick F. Hamner, Vice President;  and William
M. Ashbaugh, Vice President, all of whom are officers of the Corporation whose total compensation earned during the fiscal year ended March 31, 2003 exceeded
$100,000.


                                                                               Long-term
                                                                             Compensation
                                                                         ---------------------
                                           Annual Compensation                  Awards
                                  ------------------------------------   ---------------------
     Name and          Fiscal                           Other Annual     Securities Underlying    All Other
Principal Position      Year      Salary      Bonus    Compensation(1)        Options (#)       Compensation(2)
------------------      ----      ------      -----    ---------------   ---------------------  ---------------
William R. Thomas       2003     $250,000   $     -       $10,000               6,000            $      -
   Chairman of the      2002      250,000    10,417         8,500               6,000                   -
   Board and President  2001      250,000    10,417        12,750               6,000                   -

Gary L. Martin          2003      183,750    12,135             -              14,000                   -
   Vice President       2002      178,800    17,077             -              14,000                   -
                        2001      172,500    16,683             -              14,000                   -

Patrick F. Hamner       2003      183,750    27,708             -              34,000              10,000
   Vice President       2002      172,500    37,500             -              34,000               8,500
                        2001      145,000    42,250             -              24,000              12,750

William M. Ashbaugh     2003      167,500    27,083             -              15,000               9,729
   Vice President       2002       96,410    14,222             -              15,000                   -
                        2001            -         -             -                   -                   -

---------------------
(1) Represents amounts accrued for each executive officer in lieu of a contribution to his account in an ESOP.

(2) Represents amounts contributed to the ESOP accounts of each executive officer.

         The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Martin, Hamner and Ashbaugh was less than 10% of the total of annual salary and bonus of such officers.

         In accordance with the Corporation's established policy, its officers and employees are required to remit to the Corporation all compensation received for serving as a director of any portfolio company of the Corporation.


Additional Compensation Information

         The following table sets forth additional compensation information for the fiscal year ended March 31, 2003 for each of the three highest-paid executive officers whose compensation exceeded $60,000 and for all other directors (Graeme W. Henderson, James M. Nolan and John H. Wilson), who are not employees of the Corporation.

                                             Pension or Retirement
                             Aggregate        Benefits Accrued as   Estimated Annual
                         Compensation from   Part of Corporation's    Benefits Upon
Name and Position         the Corporation         Expenses             Retirement
-----------------        -----------------   ---------------------  ----------------
William R. Thomas           $260,000 (1)             (3)                   (4)
     Director, Chairman
     and President

Gary L. Martin               195,885 (1)             (3)                   (4)
     Director and Vice
     President

Patrick F. Hamner            221,458 (1)             (3)                   (4)
     Vice President

Graeme W. Henderson           28,000 (2)            None                  None
     Director

James M. Nolan                28,000 (2)            None                  None
     Director

John H. Wilson                21,000 (2)            None                  None
     Director

-------------------
(1) See "Option Exercises and Fiscal Year End Values" for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2003. See "Retirement Plans" for information on the Corporation's Retirement Plan and Retirement Restoration Plan. See "Stock Ownership Plan" for a description of the Corporation's Employee Stock Ownership Plan and "Summary Compensation Table" for amounts contributed to each officer's ESOP account.

(2) Directors who are not employees of the Corporation are compensated as described under "Compensation of Directors" and are not participants in the Corporation's Retirement Plan or Employee Stock Ownership Plan.

(3) As described in note 8 to the Corporation's Consolidated Financial Statements, the Retirement Plan was overfunded and therefore generated a benefit for the year ended March 31, 2003. After deducting the expense of the unfunded Retirement Restoration Plan, the Corporation's net benefit attributable to both plans was $387,923 for the year ended March 31, 2003. The Corporation's net benefit is not allocated to individual plan participants.


(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See
         "Retirement Plans" which includes both a table of estimated annual retirement benefits and a description of the retirement benefits currently payable to Mr. Thomas.

Option Grants

         No common stock options were granted during the fiscal year ended March
31, 2003.

Option Exercises and Fiscal Year End Values

         The following table discloses, for the named executive officers, information regarding stock options exercised during, or held at the end of, fiscal 2003.

                                                     Number of Securities            Value of Unexercised
                                                   Underlying Unexercised            In-the-Money Options
                       Shares                        Options at 3/31/03                 at 3/31/03 (2)
                    Acquired on     Value      ---------------------------------  --------------------------
Name                Exercise (#) Realized (1)  Exercisable(#)  Unexercisable(#)   Exercisable  Unexercisable
----                ------------ ------------  --------------  -----------------  -----------  -------------
William R. Thomas       -            -            6,000               -           $      -      $      -

Gary L. Martin          -            -           14,000               -            175,350             -

Patrick F. Hamner       -            -           19,750           14,250           175,350             -

William M. Ashbaugh     -            -            1,500           13,500                 -             -

----------
(1) Value realized is calculated as the fair market value on the date of exercise, net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated at the closing market price on March 31, 2003 ($48.15), net of the option exercise price, but before any tax liabilities or transaction costs.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (the "Retirement Plan") maintained by the Corporation and certain of its wholly-owned portfolio companies, as such amounts cannot readily be separately or individually calculated. Messrs. Ashbaugh, Hamner and Martin now participate in the Retirement Plan, and Mr. Thomas is currently receiving retirement benefit payments. An eligible employee or his survivor will be entitled under the Retirement Plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the Retirement Plan ("Covered Compensation").

         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the Retirement Plan as a straight life annuity upon retirement to participants of specified Covered Compensation and years of credited service who are fully vested (five years of service). Messrs. Ashbaugh, Hamner and Martin had 1, 21, and 30 years, respectively, of credited service under the plan as of May 1, 2003. All calculations assume retirement in 2003 at age 65 (normal retirement age).


Total Covered                        Estimated Annual Benefits
Compensation                            Based on Service of
                    15 Years     20 Years     25 Years     30 Years     35 Years
                    ------------------------------------------------------------
$125,000........... $ 31,338     $ 41,784     $ 52,230     $ 62,676     $ 73,122
 150,000...........   38,463       51,284       64,105       76,926       89,747
 175,000...........   45,588       60,784       75,980       91,176      106,372
 200,000...........   52,713       70,284       87,855      105,426      122,997
 225,000..........    59,838       79,784       99,730      119,676      139,622
 250,000..........    66,963       89,284      111,605      133,926      156,247
 300,000..........    81,213      108,284      135,355      162,426      189,497
 350,000...........   95,463      127,284      159,105      190,926      222,747
 400,000...........  109,713      146,284      182,855      219,426      255,997

         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan such as the Retirement Plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, the Corporation and certain of its wholly-owned portfolio companies have adopted an unfunded benefit equalization plan (the "Retirement Restoration Plan") to compensate employees of the Corporation and chief executive officers of certain of the Corporation's wholly-owned portfolio companies for the loss of retirement benefits resulting from such limitations. This Retirement Restoration Plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the Retirement Plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas is entitled to a substantially increased annual retirement benefit as a result of his service beyond the normal retirement age and to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of the Corporation's Retirement Plan which was modified for credited service subsequent to April 1972. Although

Mr. Thomas is a full-time employee of the Corporation, Section 401(a)(9) of the Internal Revenue Code required that he begin receiving monthly retirement benefit payments on April 1, 2000 because of his age and ownership of more than 5% of the Corporation's common stock. Retirement benefits payable (for life only) to Mr. Thomas under the Retirement Plan and Retirement Restoration Plan total $440,342 per annum.

Stock Ownership Plan

         The Corporation maintains an Employee Stock Ownership Plan ("ESOP") for its employees and one of its wholly-owned portfolio companies in which Mssrs. Ashbaugh and Hamner participate. The Whitmore Manufacturing Company maintains an ESOP for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of common stock of the Corporation. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See note (2) to the table under "Stock Ownership of Certain Beneficial Owners".

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Corporation and persons who beneficially own more than 10% of the Corporation's common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended March 31, 2003.

                              AUDIT AND OTHER FEES

         The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for the fiscal years ended March 31, 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                              2003               2002
                                           ----------         ----------
Audit Fees                                 $   53,000         $   40,500

Audit-Related Fees                                -0-                -0-
                                           ----------         ----------
   Audit and Audit-Related Fees            $   53,000         $   40,500


Tax Fees(1)                                     4,000              3,900

All Other Fees                                    -0-                -0-
                                           ----------         ----------
   Total Fees                              $   57,000         $   44,400
                                           ==========         ==========

----------
(1) Tax fees consisted of fees for tax compliance, tax advice and tax planning.

         The Audit Committee considered the services rendered by KPMG LLP and the fees paid to them and concluded that the services were compatible with maintaining KPMG's independence.


                                PERFORMANCE GRAPH

         The  following  graph  compares  the  Corporation's   cumulative  total
stockholder  return during the last five years (based on the market price of the common  stock and  assuming  reinvestment  of all  dividends  and tax credits on retained  long-term  capital  gains) with the Total  Return Index for the Nasdaq
Stock  Market  (U.S.  Companies)  and with the Total  Return  Index  for  Nasdaq
Financial  Stocks,  both of which  indices have been  prepared by the Center for
Research in Security Prices at the University of Chicago.



                Comparison of Five Year Cumulative Total Returns


[Graph omitted]



         Nasdaq Total Return (U.S.)   Nasdaq Financial Stocks    Capital Southwest Corporation
1998             100.000                    100.000                      100.000
1999             135.079                     90.111                       78.234
2000             250.991                     85.390                       60.219
2001             100.601                     94.442                       72.295
2002             101.323                    117.516                       77.197
2003              74.374                    108.966                       54.609

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Audit Committee has appointed the firm of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2004. In order to ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation for the year ending March 31, 2004, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the annual meeting.

         A representative of KPMG LLP, independent auditors for the fiscal year ended March 31, 2003, is expected to be present at the annual meeting. He will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 2004 annual meeting of shareholders must be received by the Secretary of the Corporation at 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 2, 2004. Mere submission of a proposal for consideration does not guarantee its inclusion in the proxy material or presentation at the meeting. All shareholder proposals are subject to the rules promulgated under the federal securities laws.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the fiscal year ended March 31, 2003 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 2003 Form 10-K report filed with the SEC will be mailed to shareholders without charge upon written request to Susan K. Hodgson, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

         A copy of the Form 10-K will be available via the Internet at our world wide website (www.capitalsouthwest.com) and the EDGAR version of such report will be available at the SEC's world wide website (www.sec.gov).

         Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to John H. Wilson, Audit Committee member, at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX 75240. Written complaints may be submitted anonymously.

                                                                       EXHIBIT A
                                                                       ---------
                          CAPITAL SOUTHWEST CORPORATION
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter ("Charter") governs the operations of the Audit Committee ("Committee"), which shall review and reassess the Charter at least annually and obtain the approval of the board of directors ("Board") of the Charter and any changes thereto. The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom are independent of management and the Corporation. Members of the Committee shall be considered independent as long as they accept no consulting, advisory or other compensatory fees from the Corporation (other than directors' fees from the Corporation and its portfolio companies), are not affiliated persons of the Corporation or its subsidiaries, and meet the independence requirements of the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market listing standards. All committee members shall be financially literate, and at least one member shall be an "audit committee financial expert," as defined by SEC regulations.

PURPOSE

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders relating to: the integrity of the Corporation's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Corporation's independent auditors; the independent auditors' qualifications and independence; and the Corporation's compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Corporation. The independent auditors are responsible for auditing the Corporation's financial statements and for reviewing the Corporation's unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Board may supplement the duties and responsibilities as appropriate.

Subject to shareholder ratification, the Committee shall be directly responsible for appointment of the independent auditors. If circumstances warrant, the Committee may terminate such appointment. The Committee is responsible for determining the independent auditors' compensation and for oversight of their work, including resolution of disagreements between management and the auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the independent auditors describing:

         o        The firm's internal quality control procedures.

         o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         o All relationships between the independent auditors and the Corporation.

The Committee shall pre-approve the Corporation's hiring of any employees or former employees of the independent auditors in full compliance with applicable SEC regulations and The Nasdaq Stock Market listing standards.

The Committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's policies and procedures to assess, monitor and manage business risk, and ethical compliance programs.

Periodically, the Committee shall meet separately with management and the independent auditors to discuss issues and concerns warranting Committee
attention.   The  Committee  shall  provide   sufficient   opportunity  for  the
independent auditors to meet privately with the members of the Committee, and shall review with the independent auditors any audit problems or difficulties and management's response.

The Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Corporation, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

The Committee, or its designated member, shall review the interim financial statements and disclosures under Management's Discussion and Analysis of
Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. Also, the Committee, or its designated member, shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee, or its designated member, shall review and discuss net asset value press releases.

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of the valuation of restricted securities and other significant judgments and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters and unethical, irregular or illegal business conduct.

The Committee shall receive corporate attorneys' reports of evidence of any material violation of securities laws or breaches of fiduciary duty.

The Committee shall submit its report to be included in the Corporation's annual proxy statement, as required by SEC regulations.

The Committee shall report regularly to the Board and maintain minutes of its meetings.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

                                                                      APPENDIX A


                          Capital Southwest Corporation
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 21, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

         The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the "Corporation") to be held on Monday, July 21, 2003, at 10:00 a.m., Dallas time, in the Meeting Room (1st floor) of the North Dallas Bank Tower, 12900
Preston Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints James M. Nolan, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE __
--------------------------------------------------------------------------------


1.  Election of Directors:             NOMINEES:

___  FOR ALL NOMINEES                  ( )  Graeme W. Henderson
                                       ( )  Gary L. Martin
___  WITHOLD AUTHORITY                 ( )  James M. Nolan
     FOR ALL NOMINEES                  ( )  William R. Thomas
                                       ( )  John H. Wilson
___  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:( )


2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation.

3. In the discretion of the proxies, on any other matter that may properly come before the meeting or, subject to the conditions in the Proxy Statement, any adjournment thereof.


     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in (2) above.

     If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

________________________________________________________________________________
To change the address on your account, please check the box at right and indicate your new address in the address space ____ above. Please note that changes to the registered name(s) on the account may not be submitted via this method.



Signature of  Shareholder:______________________________  Date: ________________
Signature of Shareholder: ______________________________  Date: ________________

NOTE:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give title as such. If the signer is a duly authorized officer of a corporation, please give full title. If signer is a partnership, please sign by authorized person.